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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of USA Networks, Inc. and to the use of our report dated March 13, 1998 (except Note Q, as to which the date is January 11, 1999) with respect to the consolidated financial statements and schedule of Home Shopping Network, Inc. included in the Registration Statement of $500,000,000 6-3/4% Senior Notes.

New York, New York
January 20, 1999

                                                               ERNST & YOUNG LLP